EXHIBIT 10.4

                       FIRST AMENDMENT TO LOAN AGREEMENT

     THIS AMENDMENT TO LOAN AGREEMENT made this 16 day of November, 1994, by and between Heftler Realty Co., a Florida corporation, 9450 Sunset Drive, Miami, FL 33173 (hereinafter referred to as "Borrower"), and NationsBank of Florida, N.A., a national banking association, with its offices located at Fort Lauderdale, Florida ("Bank" or "Lender").

                            W I T N E S S E T H:

     WHEREAS, Borrower and Lender have agreed to amend certain terms of the Loan Agreement between the parties dated August 29, 1994.

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Article IV, Paragraph 4.20, Loan Fees, shall be amended by the addition of the following:

     In addition to all other amounts due and payable herewith, the Borrower covenants and agrees to pay to Lender a commitment fee in the amount of $32,000.00 at closing of the First Loan Modification for the first year of the initial two (2) year period, and agrees to pay an additional $40,000.00 loan fee on the anniversary date of the Loan. If this First Loan Modification does not close, then Borrower agrees to pay Lender $16,000.00 as a one-time commitment fee. Borrower further agrees to pay to Lender an additional commitment fee in the amount of one-half (0.50%) of one percentage point for each one (1) year extension granted, payable at the exercise of the extension such that for every year that the Commitment is outstanding, the Bank shall receive one-half (0.50%) of one percentage point.

     The Letters of Credit issued by Lender under the Loan shall require no additional commitment fee for the first year of the two (2) year Loan term. Thereafter, Borrower agrees to pay Lender one half (.50%) of one percent of the face value of such Letters of Credit on the anniversary date of the original Closing Date in the event that the commitment fee paid to Lender at that time excludes Letters of Credit.

2. Article IV, Paragraph 4.25, Miscellaneous, shall be deleted and the following substituted in its place:

     4.25 Miscellaneous. All other Loan Documents or items that are customarily provided in loan transactions of this type and all other loan documents or items set forth in the Commitment, as requested by Lender.

3. Article VIII, Paragraph 8.10, Reporting Requirements, Subparagraph (d) shall be deleted and the following provisions added:

     (d) Annually, within ninety (90) days of year end, by August 31st, the Borrower will provide Lender with audited financial statements for itself, both including and excluding activities related to Arizona real property set forth on Exhibit "A" attached hereto ("Arizona Property"). Such audit shall include verification of Borrowing Base asset allocations for Borrower.

     (e) Quarterly, within sixty (60) days of the end of each quarter, financial statements of Borrower's new parent company, CONTINENTAL HOMES HOLDING CORP., a Delaware corporation, (hereinafter referred to as "Continental"), including balance sheet, income statement, and inventory reports on a project-by-project basis.

     (f) Annually, within ninety (90) days of year end, by August 31st, Continental will provide the Lender with current audited financial statements and such audit shall include consolidating schedules.

     (g) Quarterly, within sixty (60) days of each quarter end, the Borrower will provide Lender with quarterly financial statements for itself, both including and excluding activities related to the Arizona Property.

4.   Article VIII, 8.23, Financial Covenants, Paragraphs (a), (b), (e) and
(f) shall be deleted and following substituted in their place:

     (a) Minimum Tangible Net Worth: Borrower's "Tangible Net Worth", defined as the aggregate of total shareholders' equity less any intangible assets and any obligations due from shareholders, partners, employees, and/or affiliates, shall not at any time be less than $24,000,000.00 effective November ___, 1994, the date upon which the Continental Stock Purchase Agreement closes.

     (b) Ratio of Total Debt to Tangible Net Worth: The "Ratio of Borrower's Total Debt to Tangible Net Worth", defined as the aggregate of current liabilities and non-current liabilities (excluding contingent liabilities) divided by Tangible Net Worth, shall not at any time exceed 1.4 to 1. Borrower's payables to Continental and affiliates will be deducted from debt when calculating this ratio. Borrower's investments in, and receivables from Continental and affiliates will be deducted from Tangible Net Worth when calculating this ratio.

     (e) Minimum Tangible Net Worth Floor. Borrower's Minimum Tangible Net Worth floor of $24,000,000.00 will be increased by fifty (50%) percent of Net Income After Taxes on earnings subsequent to October 31, 1994.

     (f) Additional Debt. No additional debt shall be incurred, except as follows:

               (i) If present, intercompany debt shall be unsecured and repayment on same shall be prohibited in the event of default. Furthermore, intercompany debt shall be junior to Lender's debt, and will be repayable only in the event that Borrower is not in default and is in full compliance under the terms and conditions of the Loan Documents.

               (ii) Lender will allow a $10,000,000.00 credit facility from Bank One - Arizona ("Bank One") initially for the acquisition and develop-ment of the Arizona Property which is being sold to Borrower by Continental in the latter's leveraged purchase of Borrower. Subsequent to use for the Arizona Property, the Bank One line of credit may be used for Borrower's future Florida properties only, except that Lender shall have a right of first refusal to extend credit on any new projects financed by Borrower, and Lender through this right of first refusal will have the opportunity to replace the $10,000,000.00 Bank One line of credit through future increases to the Loan.

5. Article X, Events of Default, Paragraph 10.1, Default, Subparagraphs 10.1(l) and 10.1(m), shall be amended to add the following:

               Lender hereby consents to the sale of all of the outstanding shares of the Borrower to Continental. Said sale shall be in form and substance as set forth on Exhibit "B" attached hereto and made a part hereof by reference. Notwithstanding the foregoing, the approval is subject to Lender's receipt and satisfactory review of the following:

     a. Management contracts between Continental and Borrower's key management;
     b. The appraisal upon the Arizona Property;
     c. The definitive agreement between Borrower and Continental and
     d. Continental's Bond Indentures.

6. In the event the Stock Purchase Agreement with Continental does not close, then the financial covenants and reporting requirements provided above will be null and void, and the financial covenants and reporting requirements will revert back to those contained in the Loan Agreement.

7. The Commitment Letter from Lender to Borrower Dated November 15, 1994 shall be incorporated by reference into this Agreement.

8. All other terms and conditions of the Loan Agreement shall be amended consistent with the matters set forth above.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

Signed, sealed and delivered            "BORROWER"
in the presence of:
                                        Heftler Realty Co., a Florida
                                                 corporation
                                    By: /s/ Joel B. Kovin
- - --------------------------             -------------------------------
(Witness)                                   Joel B. Kovin
                                            Vice President
                                                (seal)
- - --------------------------
Type or Print Name

- - --------------------------          Address: 9450 Sunset Drive
(Witness)                                    Miami, FL  33173

- - --------------------------
Type or Print Name

                                             "LENDER"

                                        NATIONSBANK OF FLORIDA, N.A., a
                                        national banking association

                                   BY: /s/ Carmen de Essaye
- - --------------------------             -------------------------------
(Seal)                                     Carmen de Essaye
(Witness)                                  Asst. Vice Pres.

- - --------------------------
Type or Print Name
                                   Address:  701 W. Cypress Creek Rd.
- - --------------------------                   Suite 101
(Witness)                                    Ft.Lauderdale, FL 33309

- - --------------------------
Type or Print Name


Borrower's Taxpayer
Identification No. 59-1237314